Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Section 1350,
as Adopted by Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officer of Empire Resources, Inc. (the “Company”) hereby certifies that the Company’s Quarterly  Report on Form 10-Q for the period ended March 31, 2008 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.  This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be a part of the Report or “filed” for any purpose whatsoever.

Date:	May 15, 2008	By:	/s/	Nathan Kahn
			Name	Nathan Kahn
			Title	Chief Executive Officer and President